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                                  Exhibit 11
            Statement of Computation of Net Income Per Common Share



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
(In thousands, except per share amounts)            Three Months Ended                     Six Months Ended
                                                        September 30,                         September 30,
                                                     1997           1996                  1997            1996
                                                -------------------------------------------------------------------
Primary:
    Weighted average
         shares outstanding                         87,240         76,990                86,897          76,528
     Dilutive stock options                              -          7,223                     -           7,222
                                                -------------------------------      ------------------------------
               Total                                87,240         84,213                86,897          83,750
                                               ================================      ==============================

Fully diluted:
     Weighted average
          shares outstanding                        87,240         76,990                86,897          76,528
     Dilutive stock options                              -          7,346                     -           7,284
                                               --------------------------------      ------------------------------
               Total                                87,240         84,336                86,897          83,812
                                               ================================      ==============================

Net income (loss)                                 ($64,619)       $10,510              $(59,491)        $19,454


Income (loss)  per common share
     Primary:                                         (.74)           .12                  (.68)            .23
     Fully diluted:                                   (.74)           .12                  (.68)            .23


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